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                                                                   EXHIBIT 23.02



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Broadbase Software, Inc. for the registration of 475,361 shares of its common stock and to the incorporation by reference therein of our report dated January 11, 2000, with respect to the consolidated financial statements and schedule of Broadbase Software, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                             /s/ ERNST & YOUNG LLP

San Jose, California
December 15, 2000